Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

Bank Leumi Le-Israel Corporation and Subsidiaries

Years Ended December 31, 2021 and 2020

With Report of Independent Auditors

KPMG LLP 345

Park Avenue

New York, NY 10154-0102

Independent Auditors’ Report

To the Shareholders and Board of Directors

Bank Leumi Le-Israel Corporation:

Opinion

We have audited the consolidated financial statements of Bank Leumi Le-Israel Corporation and subsidiaries (the Company), which comprise the consolidated statements of financial condition as of December 31, 2021 and 2020, and the related consolidated statements of net income, comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

New York, New York

March 1, 2022

2

Bank Leumi Le-Israel Corporation and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands)

	December 31
	2021	2020
Assets
Cash and due from banks	$601,052	$82,205
Securities:
Held-to-maturity	538,645	287,638
Available-for-sale	1,095,961	1,125,627
Loans, net of allowance for loan losses of $70,104 in 2021 and $79,434 in 2020	5,738,703	5,337,425
Equipment and software, less accumulated depreciation of $53,980 in 2021 and $51,588 in 2020	41,525	50,457
Bank owned life insurance	126,299	125,574
Accrued interest receivable	27,811	24,883
Deferred tax assets, net	38,896	24,391
Other assets	99,433	165,889

Total assets	8,308,325	7,224,089

Liabilities and shareholders’ equity
Liabilities:
Deposits:
Noninterest-bearing deposits	4,516,316	3,219,515
Interest-bearing deposits	2,575,578	2,744,416

Total deposits	7,091,894	5,963,931
Borrowings from the Federal Home Loan Bank	103,794	177,035
Other liabilities	200,994	215,697

Total liabilities	7,396,682	6,356,663
Commitments and contingencies (Note 14)
Shareholders’ equity:
Capital stock–$0.10 par value; authorized–24,000,000 shares; issued and outstanding–22,317,655 shares	2,231	2,231
Additional paid-in capital	446,557	445,567
Retained earnings	480,464	401,284
Accumulated other comprehensive (loss) / income	(18,185)	17,805

Total shareholders’ equity	911,067	866,887

Non-controlling interest	576	539

Total liabilities and shareholders’ equity	$8,308,325	7,224,089

Bank Leumi Le-Israel Corporation and Subsidiaries

Consolidated Statements of Net Income

(Dollars in thousands)

	Year ended December 31
	2021	2020
Interest income:
Interest on loans	$213,521	$223,210
Interest on securities	36,204	33,191
Interest–other	581	460

Total interest income	250,306	256,861

Interest expense:
Interest on deposits	6,597	23,429
Interest–other	1,948	3,544

Total interest expense	8,545	26,973

Net interest income	241,761	229,888
Less: provision for loan losses	6,222	52,665

Net interest income after provision for loan losses	235,539	177,223

Non-interest income:
Commissions and fees	54,418	44,738
(Loss) gain on sale of available-for-sale securities, net	(205)	13,779
Gain on foreign exchange transactions, net	4,479	4,972
Other, net	3,499	4,388

Total non-interest income	62,191	67,877

Non-interest expense:
Compensation and employee benefits	117,555	107,104
Equipment and data processing	34,146	35,886
Professional services	18,863	14,854
Occupancy	11,051	11,457
Other	10,459	10,971

Total non-interest expense	192,074	180,272

Income before taxes	105,656	64,828
Income tax expense	26,440	16,400

Net income	$79,216	$48,428

Less: net income attributable to non-controlling interest	36	21

Net income attributed to the controlling interest	$79,180	$48,407

Bank Leumi Le-Israel Corporation and Subsidiaries

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	Year ended December 31
(Dollars in thousands)	2021	2020
Net income	$79,180	$48,407
Other comprehensive income (loss):
Unrealized actuarial gain (loss) on pension and other post-retirement benefits, net of tax	2,501	(1,932)
Unrealized (loss) gain on cash flow hedges, net of tax	(8,928)	9,899
Unrealized (loss) gain on available-for-sale securities, net of tax	(29,563)	10,765

Comprehensive income	$43,190	$67,139

Bank Leumi Le-Israel Corporation and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

(Dollars in thousands)

	Capital stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total	Non- controlling interest (“NCI”)	Total with NCI
Balances as of January 1, 2020	$2,231	$444,575	$425,877	$(927)	$871,756	$518	$872,274
Share-based compensation	—	992	—	—	992	—	992
Cash dividend declared	—	—	(73,000)	—	(73,000)	—	(73,000)
Comprehensive income:
Net income	—	—	48,407	—	48,407	21	48,428
Other comprehensive income (loss)	—	—	—	18,732	18,732	—	18,732

Balances as of December 31, 2020	2,231	445,567	401,284	17,805	866,887	539	867,426
Share-based compensation	—	990	—	—	990	—	990
Comprehensive income:
Net income	—	—	79,180	—	79,180	36	79,216
Other comprehensive income (loss)	—	—	—	(35,990)	(35,990)	—	(35,990)

Balances as of December 31, 2021	$2,231	$446,557	$480,464	$(18,185)	$911,067	$576	$911,643

Bank Leumi Le-Israel Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year ended December 31
(Dollars in thousands)	2021	2020
Operating activities
Net income	$79,180	$48,407
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	6,222	52,665
Net income attributable to non-controlling interest	36	21
Depreciation of fixed assets	12,250	14,016
Net (accretion) amortization on securities	(2,786)	1,179
Net loss (gain) on sale of securities	205	(13,779
Deferred taxes	(651)	(7,897)
Increase in cash surrender value of bank owned life insurance	(726)	(7,774)
(Increase) decrease in accrued interest receivable	(2,928)	3,583
Decrease (increase) in other assets	55,171	(45,870
Decrease in other liabilities	(12,107)	(14,765)

Net cash provided by operating activities	133,866	29,786

Investing activities
Proceeds from sales, redemptions and paydowns of available-for-sale securities	579,752	863,597
Purchases of available-for-sale securities	(819,058)	(858,307)
Proceeds from paydowns and redemptions of held-to-maturity securities	73,290	152,504
Purchases of held-to-maturity securities	(93,925)	(205,898)
Net redemptions of Federal Home Loan Bank capital stock	3,258	12,586
Net increase in loans	(407,505)	(290,329)
Purchases of equipment	(3,319)	(5,721)

Net cash used in investing activities	(667,507)	(331,568)

Financing activities
Net increase in deposits	1,127,963	557,498
(Decrease) increase in other financings	(2,234)	78,242
(Decrease) in borrowings from Federal Home Loan Bank	(73,241)	(277,965)
Dividends paid	—	(73,000)

Net cash provided by financing activities	1,052,488	284,775

Net increase (decrease) in cash and due from banks	518,847	(17,007)
Cash and due from banks–beginning of year	82,205	99,212

Cash and due from banks–end of year	$601,052	$82,205

Supplemental disclosure of cash flow information
Interest paid	$10,382	$40,732
Income taxes paid	$29,521	$16,579

Notes to Consolidated Financial Statements

For the years ended December 31, 2021 and 2020

(Dollars in thousands, except per share data)

1. Organization and Summary of Significant Accounting Policies

Bank Leumi Le-Israel Corporation (“BLLC” or “the Company”), a corporation organized in the state of New York. BLL Corp. is a majority owned subsidiary of Bank Leumi Le-Israel B.M. (the “Leumi Group”, “BLITA”), a banking corporation organized in Israel, with subsidiaries and affiliates throughout the world. BLLC, through its subsidiary Bank Leumi USA (“BLUSA”) conducts its U.S. operations through branches located in New York, Illinois, California and Florida. BLUSA is a full service community bank focused on providing financial services to its customers in its geographical markets. The financial services provided to the customers and management of its investment portfolio are BLLC’s and BLUSA’s primary sources of revenue.

Included in the consolidation is Leumi Investment Services Inc. (“LISI”), a wholly owned subsidiary of BLLC. LISI is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority (“FINRA”).

The accounting policies of BLLC and its subsidiaries conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). A summary of the accounting and reporting policies follows:

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of BLLC and its subsidiaries. All significant intercompany transactions are eliminated in consolidation. Certain reclassifications have been made to the prior period’s financial statements and notes to conform to the current period’s presentation.

Use of Estimates in the Preparation of the Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates. Significant accounting estimates include estimates for the allowance for loan losses, derivatives, securities and evaluation of other-than-temporary impairment, the realization of deferred tax assets, calculation of pension and postretirement obligations and litigation reserves.

Cash and Cash Equivalents

BLLC defines cash and cash equivalents to include cash, due from banks and money market instruments. There was no restricted cash as of the years ending December 31, 2021 or December 31, 2020, respectively.

Investment in Debt Securities

Debt securities for which BLLC has the intent and ability to hold to maturity are classified as held-to-maturity (“HTM”). The HTM portfolio is stated at cost, adjusted for amortization of premium or accretion of discount using the effective interest rate method. Debt securities which may be subject to sale prior to maturity are classified as available-for-sale (“AFS”). The AFS portfolio is stated at fair value, with unrealized gains (losses) credited (charged) to other comprehensive income (loss), net of tax, in the consolidated statements of comprehensive income. Realized gains and losses on sales of debt securities are determined using the specific identification method and are recorded in gain (loss) on sale of available-for-sale securities, net in the consolidated statement of net income.

BLLC monitors its debt securities portfolio for impairment. Impairment can result from either credit deterioration of the issuer or from changes in market rates relative to the interest rate of the instrument. BLLC considers many factors in determining whether the impairment is other-than-temporary including, but not limited to, the length of time the debt securities have had a market value less than the cost basis, the severity of the unrealized loss, BLLC’s intent and ability to hold the security for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry including the issuer’s financial condition and current ability to make future payments in a timely manner and external credit ratings. BLLC has not recorded any other-than-temporary impairment for the years ending December 31, 2021 or December 31, 2020, respectively.

Loans

Loans, including lease financing receivables, are stated at the principal amount outstanding, net of net deferred loan origination fees received and allowance for loan losses. Loan origination fees, net of loan origination costs, are deferred and amortized to income as yield adjustments, based on the effective interest method, over the lives of the respective loans.

Interest on loans is recognized on the accrual basis and is credited to interest income based upon the principal amount outstanding.

Loans are considered past due when principal or interest is not collected at the time they are contractually due for payment. Factors considered in determining whether a loan is impaired include:

•	the financial condition of the borrower;

•	reliability and sources of the cash flows; and

•	deterioration of related collateral.

Loans are considered impaired and are placed on nonaccrual status when collection of all or a portion of principal or interest, in accordance with contractual terms, is in doubt. Interest paid on nonaccrual loans is credited to principal or recognized as income on a cash basis, depending on management’s assessment of the ultimate collectability of principal. Accrual of interest is resumed when principal and interest is no longer due and unpaid, and BLLC expects repayment of the remaining contractual principal and interest, or it becomes otherwise well secured and in the process of collection.

BLLC manages its credit products by the following portfolio classes. These classes are:

•

Real estate – Real estate loans are intended to primarily provide financing to commercial land development, construction, residential, multifamily and commercial real estate related ventures. Repayment of these loan types is primarily dependent on the success of the related land development or construction project, funds received from the ongoing operations of multifamily or commercial properties, and the local real estate markets and economies in which our customers operate.

•

Middle market and other - Middle market and other loans includes, but is not limited to, credits provided to commercial and industrial clients, Israeli corporations and private loans. Commercial and industrial loans are primarily provided to wholesalers (i.e. apparel and textile), non-bank financial institutions and manufacturing companies. Credits extended to Israeli corporate clients typically relate to the U.S. subsidiaries of Israeli corporations. Repayment on these credits is primarily dependent on the underlying operations of these businesses. Private loans are typically extended to high-net-worth individuals and their families both internationally and in the United States. Most notably, these credits are typically extended through non-purpose lending or premium finance transactions. Repayment on these credits is primarily dependent on the individual’s financial well-being and the value of the underlying collateral.

•

Healthcare – Healthcare loans are primarily made in order to provide financing to the owners of senior care facilities, in particular, skilled nursing facilities and assisted living facilities. Specifically, these funds are typically utilized to fund the purchase or refinancing on a facility or, to a lesser extent, provide credit to support the day-to-day working capital needs of a facility. Repayment of a loan is primarily dependent on funds obtained from the operation of the borrower’s business and other external factors.

BLLC participated in the U.S. Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). Under this program, the SBA provided a guarantee to banks, making unsecured term loans of up to $10 million for qualified small businesses, as defined by the SBA. This program ended in 2021. Clients were able to apply for loans to be forgiven by the SBA. Loans funded under this program were made across multiple portfolio classes. As of December 31, 2021, BLLC had $116,755 of SBA PPP loans outstanding. BLLC maintains a process for the evaluation of individual loans and portfolio classes for inherent risk of estimated credit losses. As of December 31, 2021, BLLC had no allowance for loan losses for these loans.

Troubled Debt Restructuring

A loan is considered a troubled debt restructuring when BLLC modifies the terms of a loan agreement to provide a debtor experiencing financial difficulty with a concession. A troubled debt restructuring can involve the acceptance of assets or any equity interest in the debtor in satisfaction of a loan, the reduction of the stated interest rate or principal amount of a loan or the extension of a loan’s due date.

BLLC measures impairment loss on a troubled debt restructuring on discounted cash flow basis. Impairment losses are recorded as a provision through the allowance for loan losses.

In 2020, in accordance with the provisions of Section 4013 of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), the Bank elected to not apply troubled debt restructuring classification for certain qualifying borrowers. Using this guidance, as well as the interagency guidance, BLLC may assume that the borrowers are not experiencing financial difficulty if loan modifications:

a)	are performed in response to the COVID-19 pandemic

b)	provide loan payment deferrals that are up to six months in duration; and,

c)	are granted to borrowers who were current as of the implementation date of the loan modification program as of December 31, 2019.

BLLC evaluated loans modified under the program in accordance with the CARES Act and interagency guidance as applicable.

Allowance and Provision for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses and subsequent recoveries, if any, are credited to the allowance. BLLC maintains an allowance for losses inherent in the loan portfolio. The allowance for loan losses consists of specific and general allowances.

Specific allowances consist of provisions for losses on impaired loans for which carrying values are higher than estimated realizable values. Specific allowances are calculated based on discounted cash flows using the loan’s initial effective interest rate or the market value of the collateral, less estimated selling expenses for certain collateral dependent loans.

General allowances cover losses inherent in the loan portfolio, but which have not been identified to a specific loan. The level of general allowance depends upon an assessment of business and economic conditions, historical and expected loss experience, loan portfolio composition and other relevant factors. The historical loss experience is supplemented with qualitative loss factors that are determined by management and are adjusted to reflect management’s evaluation of the following:

•	Changes in policy and procedures for underwriting, collections and charge offs.

•	Changes in national, regional, local economic and business conditions, and in the condition of various markets, as well as the related general collateral valuations.

•	Changes in nature and volume of the loan portfolio.

•	Changes in the experience, ability and depth of lending management and staff.

•	Changes in volume and severity of past due and classified loans, volume of non-accruals, TDRs and other loan modifications.

•	Changes in quality of BLLC’s loan review and/or loan classification system, Board and management oversight.

•	The existence and effect of concentration of credit and changes to concentration levels.

•	External factors including environmental, competition, legal & regulatory requirements.

BLLC applies the methodology described above to each portfolio class.

General allowances are computed using models developed by BLLC. The allowance, which is reviewed quarterly, reflects model and estimation risks in addition to management’s judgment.

Charge-off of Uncollectible Loans

Loan losses are charged-off in the period that the relevant loan, or a portion thereof, is deemed uncollectible. For collateral dependent loans, charge-offs are generally recorded when the collateral value is less than the carrying value of the loan and in all cases no later than when BLLC takes possession of collateral. Charge-offs are generally measured as the excess of the loan carrying value over the estimated fair value of the collateral, net of selling costs. Fair value is estimated based on credible, verifiable indicators of value such as appraisals, cash-flows, evaluations, documented discussions with qualified specialists, or transactions of comparable assets. In the case of other loan segments, charge-offs are generally recorded when a loan reaches a level of delinquency where a portion of the loan is deemed uncollectible unless there are extenuating circumstances that can be clearly evidenced. Such circumstances include loans that are well secured and in process of collection along with loans undergoing extensive restructuring/settlement discussions with the borrower.

Equipment and Software

Equipment and software are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets or the lease term, if shorter. Estimated useful lives are generally as follows: leasehold improvements – over the life of the lease, furniture and equipment – 3 to 10 years, and software – 5 to 7 years. Maintenance and repairs are charged to expense and improvements are capitalized.

Bank Owned Life Insurance (“BOLI”)

BOLI represents the cash surrender value of life insurance policies on the lives of certain employees where BLLC is the beneficiary. The amount in BOLI is accounted for in accordance with Accounting Standard Codification (“ASC”) 325 – Investments – Other. In 2020, BLLC extinguished certain policies and initiated new policies.

Goodwill

Goodwill is initially recorded at fair value and included in other assets – other in the consolidated statements of financial condition. As of December 31, 2021 and 2020, BLLC’s goodwill totaled $4,550 relating to the acquisition of a bank. Goodwill is evaluated for impairment on an annual basis and as events occur or circumstances change which indicates impairment that would more likely than not reduce fair value below its carrying amount. BLLC completed its annual assessment as of December 31, 2021, and determined that there is no evidence of impairment of goodwill as of this date and, accordingly, no change in carrying amount resulted in accordance with provisions of ASC 350, Intangibles – Goodwill and Other.

Foreign Currency Translation

Foreign currency assets and liabilities are translated at the spot rate, with forward points where applicable, at the date of the consolidated statements of financial condition. Foreign currency revenues and expenses are translated at the spot rate at the transaction settlement date. Gains or losses resulting from these translations are charged or recognized to the income statement, which are included in noninterest income – other in the consolidated statements of net income and comprehensive income.

Employee Benefit Plans

Defined Benefit Plans

The costs of the pension and other post-retirement plans (the “Plans”) are determined on the basis of actuarial valuations. BLLC measures the plan asset and benefit obligations at each fiscal year end. This process involves making certain estimates and assumptions, including the discount rate and the expected long-term rate of return on the pension plan assets.

The fair value of pension plan assets is based on fair values generally representing observable market prices. The projected benefit obligation is determined based on the present value of projected benefit distributions at an assumed discount rate. The accumulated benefit obligations represent the actuarial present value of benefits attributed by the Plans’ benefit formula to employee service rendered prior to that date and based on current and past compensation levels.

The assumed discount rate, in management’s judgment, reflects the rates at which the obligation could be effectively settled. Such discount rate is used to measure the projected and accumulated benefit obligations and to calculate the service cost and interest cost. For fiscal years 2021 and 2020, the assumed discount rate for the Plans was selected in consultation with independent actuaries, using a hypothetical portfolio discount-rate based on the characteristics of the Plan benefit obligations.

Defined Contribution Plans

BLLC’s contribution to the defined contribution plans is predetermined by the terms of the plan, based on BLLC’s contribution for each year. The contributions required to be made by BLLC for any year are charged as expense in that year.

Derivative Financial Instruments and Hedging Activity

BLLC recognizes all of its derivatives as either other assets or other liabilities in the consolidated statements of financial condition and measures those instruments at fair value. The accounting for changes in fair value of derivatives depends on the intended use of the derivative, whether BLLC has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and that qualify as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income or loss and will be subsequently reclassified to earnings when the hedged transaction affects earnings. Further, the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. BLLC may enter into derivative contracts that are intended to economically hedge certain of its risks, even though hedge accounting does not apply or BLLC elects not to apply hedge accounting. These derivatives used for economic hedges are recorded at fair value with changes in fair value recognized in non-interest income in the consolidated statements of net income.

Throughout the course of standard banking activities, BLLC may custody the assets of external parties resulting from certain derivative and/or credit agreements. If BLLC takes custody of an asset of which BLLC does not have the rights or obligation, BLLC will not consolidate the asset in accordance with U.S. GAAP.

Fair Value Measurements

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants at the measurement date (i.e., the “exit price”). When determining the fair value for assets and liabilities carried at fair value, BLLC considers the principal or most advantageous market in which it would transact and uses assumptions that market participants would use when pricing the asset or liability. The assets and liabilities measured at fair value include AFS debt securities, other equity securities, derivative instruments and retirement plan assets.

BLLC’s measurement of fair values is based upon quoted market prices, where available. If listed prices or quotes are not available, fair value is based upon either using broker or dealer quotes or internally developed models that use primarily independently-sourced market parameters, including interest rate yield curves, option volatilities and currency rates or valuation models using unobservable market inputs. Valuation adjustments are made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality and BLLC’s creditworthiness that are applied consistently over time.

Fair Value Hierarchy

BLLC follows a three-level hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1: Quoted prices for identical instruments in active markets.

Level 2: Quoted process for similar instruments in active markets; quoted prices for identical or similar products in markets that are not active; and model derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3: Model derived valuations in which one or more significant inputs or significant value drivers are unobservable.

BLLC measures or monitors many of its assets and liabilities on a fair value basis. Fair value is used on a recurring basis for certain assets and liabilities for which fair value is the primary basis of accounting. Fair value of goodwill is used on a nonrecurring basis, that is, the fair value of goodwill is not measured on an ongoing basis but is subject to fair value adjustments when there is evidence of impairment. Fair value is also used for financial assets and liabilities for disclosure purposes in accordance with ASC 825, Financial Instruments. Depending upon the nature of the asset or liability, BLLC uses various valuation techniques and assumptions when estimating the instrument’s fair value.

Stock Based Compensation

For all stock-based awards granted, stock-based compensation expense is amortized on a straight-line basis over the requisite service period, including consideration of vesting conditions. The fair value of stock options is measured using the Black-Scholes option-pricing model.

Provision for Income Taxes

Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities. BLLC reports interest expense related to income tax matters and income tax penalties in income tax expenses. There are no unrecognized tax benefits as of December 31, 2021. For federal, state and local purposes, BLLC is included in the consolidated tax return filed by the Parent. Pursuant to the tax sharing agreement, and in accordance with ASC 740, Income Taxes, BLLC computes its federal, state and local tax liability on a separate company basis. The corresponding income tax payable (or receivable) is included in Other Liabilities or Other Assets, as applicable, in the consolidated statements of financial condition.

Deferred Income Taxes

BLLC calculates its deferred income taxes based on the temporary differences between the financial reporting and tax bases of assets and liabilities using the tax rates and laws that will be in effect when such differences are expected to reverse. A valuation allowance is established to reduce all or a portion of the deferred tax asset to the amount that more likely than not will be realized. As of December 31, 2021, there is a zero valuation allowance as it is deemed more likely than not that the full portion of the deferred tax asset will be realized.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on available for sale debt securities, pension liability, and derivative hedging activities, are reported as a separate component of the shareholder’s equity section of the consolidated statements of financial condition. These items, along with net income, are components of comprehensive income.

Other Matter

In September 2021, Valley National Bancorp and BLLC announced a definitive merger agreement. The acquisition of BLLC is expected to close in the first half of the 2022 fiscal year.

Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASC 606”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. BLLC adopted the ASU prior to the 2020 fiscal year. The Company’s revenue streams primarily consist of net interest income and noninterest income. The scope of this standard explicitly excludes net interest income, as well as other revenues from transactions involving financial instruments, such as loans, leases and debt securities. BLLC has reviewed the impact of the update and concluded that it does not have a material impact on the Company’s recognition considerations and that there was no cumulative adjustment recorded upon adoption.

Descriptions of the activities that are within the scope of ASC 606, and presented in the consolidated statements of income as components of non-interest income, are as follows:

Investment management fees: Revenues driven by fees earned from purchases and sales of products on behalf of its customers; where the performance obligation is satisfied at trade execution. Revenues driven by safekeeping and custody fees on overall client assets under management; where the performance obligation is satisfied over time as BLLC provides the contracted services.

Cash management and account service charges: Revenues driven by services related to deposit account activity, money transfer, and other cash management activities; where the performance obligation is satisfied at transaction execution.

The following table presents BLLC’s sources of non-interest income for the years ended December 31, 2021 and 2020 that are within the scope of ASC 606:

	Year ended December 31
(Dollars in thousands)	2021	2020
Investment management fees	$34,492	$28,732
Cash management and account service charges	12,587	11,088
Not within the scope of ASC 606	15,112	28,057

Total non-interest income	$62,191	$67,877

Recent Accounting Pronouncements

In February 2016, the FASB issued No. ASU 2016-02, Leases (Topic 842), which amends the existing standards for lease accounting effectively bringing most leases onto the balance sheets of the related lessees. The ASU is effective for public business entities for interim and annual reporting periods beginning after December 15, 2018. In June 2020, the FASB deferred the effective date for private entities to interim and annual reporting periods beginning after December 15, 2021, with early adoption permitted. BLLC is finalizing the adoption in 2022 and plans to adopt for the interim and annual reporting periods beginning after December 15, 2021.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses: Measurement of Credit Losses on Financial Instruments, (“CECL”), in order to provide financial statement users with more information regarding expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The requirements are effective for BLLC for the fiscal year beginning January 1, 2023 with early adoption permitted. The requirements are effective for most calendar year public business entities that are SEC filers on January 1, 2020. BLLC is evaluating the effect that ASU 2016-13 will have on its consolidated financial statements and related disclosures and expects an overall increase in its allowance for loan losses in future periods.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848). This ASU provides temporary optional expedients and exceptions to GAAP guidance on contract modifications, hedge accounting and other transactions to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. The amendments in this ASU became effective on March 12, 2020 and an entity may elect to prospectively apply each category of exemption independently through December 31, 2022. BLLC early adopted for the year ended December 31, 2021.

2. Investment in Debt Securities

The amortized cost and fair value of investment in debt securities as of December 31 are as follows:

	2021
(Dollars in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Available-for-sale securities:
Mortgage related:
Agency-backed	$408,721	$3,384	$(2,708)	$409,397
Private label	15,741	69	(37)	15,773
Other securities:
U.S. government treasuries	341,223	—	(16,291)	324,932
U.S. federal agencies	74,911	—	(2,801)	72,110
Foreign governments	25,000	1,432	—	26,432
Corporate and bank debt securities	81,224	1,521	(780)	81,965
State and municipal securities	156,471	8,909	(28)	165,352

Total available-for-sale securities	$1,103,291	$15,315	$(22,645)	$1,095,961

Held-to-maturity securities:
Mortgage related
Agency-backed	13,157	48	(1,226)	11,979
Other securities
U.S. federal agencies	246,762	—	(13,722)	233,040
State and municipal	278,726	18,827	(400)	297,153

Total held-to-maturity securities	$538,645	$18,875	$(15,348)	$542,172

	2020
(Dollars in thousands)	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Available-for-sale securities:
Mortgage related:
Agency-backed	$493,717	$13,405	$(624)	$506,498
Private label	31,104	668	—	31,772
Other securities
U.S. government treasuries	89,957	—	(3,760)	86,197
U.S. federal agencies	130,804	106	(471)	130,439
Foreign governments	85,000	3,949	—	88,949
State and municipal	239,590	14,490	—	254,080
Corporate	27,000	692	—	27,692

Total available-for-sale securities	$1,097,172	$33,310	$(4,855)	$1,125,627

Held-to-maturity securities:
Mortgage related:
Agency-backed	$50,551	$11	$(1,020)	$49,542
Other securities
U.S. federal agencies	68,424	364	(17)	68,771
State and municipal	168,663	18,621	—	187,284

Total held-to-maturity securities	$287,638	$18,996	$(1,037)	$305,597

Debt securities do not include investments in Federal Home Loan Bank (“FHLB”) equity securities. BLLC held $8,312 and $11,570 of FHLB equity securities as of December 31, 2021 and 2020. FHLB equity investments are included in other assets in the consolidated statements of financial condition. FHLB equity investments are carried at cost and evaluated for impairment based on BLLC’s expectation of the stock’s par value. There was no other-than-temporary impairment.

Debt securities do not include other equity securities. BLLC held $6,543 and $6,130 of other equity investments in mutual fund securities as of December 31, 2021 and 2020 and are recorded at fair value. Other equity securities are included in other assets and changes in fair market value are recorded in non-interest income.

In 2021, BLLC reclassified certain debt securities from AFS to HTM. Generally, this included U.S. federal agency and state and municipal positions.

Debt securities include to-be-announced (“TBA”) mortgage back securities that are subsequently rolled over in dollar roll financing arrangement.

Gross unrealized losses and fair value of individual securities that are in an unrealized loss position as of December 31 are as follows:

	2021
	Less than 12 months		12 months or more		Total
(Dollars in thousands)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Available-for-sale securities:
Mortgage related
Agency-backed	$240,033	$(2,708)	$—	$—	$240,033	$(2,708)
Private label	6,495	(37)	—	—	6,495	(37)
Other securities
U.S. government treasuries	265,398	(8,155)	59,533	(8,136)	324,931	(16,291)
Corporate and bank debt securities	36,982	(780)	—	—	36,982	(780)
U.S. federal agencies	72,198	(2,801)	—	—	72,198	(2,801)
State and municipal securities	814	(28)	—	—	814	(28)

Total available-for-sale securities	$621,920	$(14,509)	$59,533	$(8,136)	$681,453	$(22,645)

Held-to-maturity securities:
Mortgage related
Agency-backed	—	—	8,654	(1,226)	8,654	(1,226)
Other securities
U.S. federal agencies	151,282	(6,214)	81,758	(7,508)	233,040	(13,722)
State and municipal securities	44,643	(371)	504	(29)	45,147	(400)

Total held-to-maturity securities	$195,925	$(6,585)	$90,916	$(8,763)	$286,841	$(15,348)

	2020
	Less than 12 months		12 months or more		Total
(Dollars in thousands)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Available-for-sale securities:
Mortgage related
Agency-backed	$5,100	$(624)	$—	$—	$5,100	$(624)
Other securities
U.S. government treasuries	86,198	(3,760)	—	—	86,198	(3,760)
U.S. federal agencies	83,826	(471)	—	—	83,826	(471)

Total available-for-sale securities	$175,124	$(4,855)	$—	$—	$175,124	$(4,855)

Held-to-maturity securities:
Mortgage related
Agency-backed	$47,195	$(1,020)	$—	$—	$47,195	$(1,020)
Other securities
U.S. federal agencies	24,949	(17)	—	—	24,949	(17)

Total held-to-maturity securities	$72,144	$(1,037)	$—	$—	$72,144	$(1,037)

The primary cause of unrealized losses disclosed is due to changes in market interest rates. BLLC has the ability and intent to hold impaired securities until recovery and, currently, BLLC will not likely be required to sell the securities. If BLLC intends to sell the impaired debt security or it is more likely than not it will be required to sell the impaired debt security, the impaired security will be considered other-than-temporarily impaired.

There was no other-than-temporary impairment recorded for the years ended December 31, 2021 and 2020.

The amortized cost and estimated fair value of debt securities held as of December 31, 2021 are presented below by weighted average life. Actual maturities may differ from the below because issuers may have the right to call or prepay obligations. Mortgage related debt securities are shown separately since they are not due at a single maturity date.

(Dollars in thousands)	Amortized cost	Fair value
Available-for-sale securities–other:
One year or less	$6,528	$6,624
One year through five years	316,945	320,148
Five years through ten years	266,594	263,119
Greater than 10 years	88,762	80,900
Available-for-sale–mortgage related	424,462	425,170

Total available-for-sale securities	$1,103,291	$1,095,961

Held-to-maturity securities–other:
One year or less	$—	$—
One year through five years	74,095	79,517
Five years through ten years	173,393	185,505
Greater than 10 years	278,000	265,171
Held-to-maturity–mortgage related	13,157	11,979

Total held-to-maturity securities	$538,645	$542,172

BLLC uses securities as collateral for certain government deposit types, derivatives margin calls, and for other purposes required or permitted by law. As of December 31, 2021 and December 31, 2020, the amortized cost of the company’s pledged securities was $19,204 and $36,446, respectively. As of December 31, 2021 and 2020, BLLC did not pledge any securities as collateral under agreements to repurchase.

3. Loans

BLLC monitors credit quality by evaluating various attributes and utilizes similar information in the assessment of the adequacy of the allowance for credit losses. The following sections provide the credit quality indicators BLLC most closely monitors. All loans are subject to individual risk assessment using BLLC’s internal credit risk ratings. The internal credit risk ratings are aligned to Pass and Criticized categories. The Criticized category includes Special Mention, Substandard and Doubtful categories, which are defined by banking regulatory agencies. Criticized credits are analyzed on a quarterly basis.

Credit Quality

The summarized gross loan balance of Criticized loans by portfolio class as of December 31 is as follows:

	2021			2020
(Dollars in thousands)	Special mention	Substandard	Doubtful	Special mention	Substandard	Doubtful
Healthcare	$30,592	$12,704	$—	$42,290	$61,407	$—
Real estate	73,678	21,398	—	62,796	36,532	—
Middle market and other	10,071	36,154	—	57,907	13,799	—

Total credit risk by segment	$114,341	$70,256	$—	$162,993	$111,738	$—

The following tables provide the recorded investment on the non-performing loan portfolio by class at December 31 for the years indicated:

	2021
(in thousands)	Healthcare	Real estate	Middle market & other	Total
Non-performing loans:
Non-accrual loans	$312	$17,312	$34,846	$52,470
Loans 90 days past due	—	2,355	—	2,355
Non-accruing troubled restructured debt	—	—	1,308	1,308

Total non-performing loans	312	19,667	36,154	56,133

Past due loans:
31-89 Days	—	78,381	8,564	86,945
90+ Days	—	2,355	—	2,355

Total past due loans	$—	$80,736	$8,564	$89,300

	2020
(in thousands)	Healthcare	Real estate	Middle market & other	Total
Non-performing loans:
Non-accrual loans	$44,538	$30,751	$3,596	$78,885
Loans 90 days past due	—	36	129	165
Non-accruing troubled restructured debt	—	1,881	2,225	4,106

Total non-performing loans	44,538	32,668	5,950	83,156

Past due loans:
31-89 Days	320	18,011	8,001	26,332
90+ Days	—	36	129	165

Total past due loans	$320	$18,047	$8,130	$26,497

As of the years ended December 31, 2021 and December 31, 2020, BLLC used loans as collateral for borrowings from the FHLB. As of December 31, 2021 and December 31, 2020, the amortized cost of BLLC’s pledged loans was $140,122 and $272,361, respectively.

BLLC may have facilities in place with the Federal Reserve Bank (“FRB”) on a secured basis. As of December 31, 2021 and 2020, BLLC had $1,303 million and $1,243 million of loans located at the discount window of the FRB, all of which was unused and available to support additional borrowings.

4. Allowance for Loan Losses

The following tables provide information on the activity in the allowance for loan losses by the respective loan portfolio class for the years ended December 31:

	2021
(in thousands)	Healthcare	Real estate	Middle market & other	Total
Balance at beginning of year	$27,322	$30,362	$21,750	$79,434
Provision (credit)	(18,376)	8,281	16,317	6,222
Charge-offs	(5,073)	(12,291)	(13,633)	(30,997)
Recoveries	10,614	2,616	2,215	15,445

Net (charge-offs)/recoveries	5,541	(9,675)	(11,418)	(15,552)

Balance at end of period	14,487	28,968	26,649	70,104

Ending balance: individually evaluated for impairment	312	17,312	36,154	53,778

Ending balance: collectively evaluated for impairment	616,404	2,890,899	2,259,671	5,766,974

Subtotal	$616,716	$2,908,211	$2,295,825	$5,820,752

Less: net deferred fees				(11,945)

Total gross loans				$5,808,807

	2020
(in thousands)	Healthcare	Real estate	Middle market & other	Total
Balance at beginning of year	$24,959	$9,857	$18,035	$52,851
Provision (credit)	25,027	21,490	6,148	52,665
Charge-offs	(23,601)	(1,024)	(5,908)	(30,533)
Recoveries	937	39	3,475	4,451

Net (charge-offs)/recoveries	(22,664)	(985)	(2,433)	(26,082)

Balance at end of period	27,322	30,362	21,750	79,434

Ending balance: individually evaluated for impairment	44,538	32,632	6,195	83,365

Ending balance: collectively evaluated for impairment	771,209	2,369,035	2,206,015	5,346,259

Subtotal	$815,747	$2,401,667	$2,212,210	$5,429,624

Less: net deferred fees				(12,765)

Total gross loans				$5,416,859

BLLC did not acquire loans with deteriorated credit quality during the years ending December 31, 2021 and 2020.

The following tables present the recorded investment with respect to impaired loans, the associated allowance by the applicable portfolio class and the principal balance of the impaired loans prior to amounts charged-off at December 31 for the years indicated:

	2021
(in thousands)	Healthcare	Real estate	Middle market & other	Total
Impaired loans with a specific allowance:
Non-accruing	$—	$17,312	$23,886	$41,198
Troubled restructured debt, accruing	—	—	—	—
Troubled restructured debt, non-accruing	—	—	1,308	1,308

Total	—	17,312	25,194	42,506

Specific allowance	$—	$3,350	$8,528	$11,878

Impaired loans without a specific allowance:
Non-accruing	$312	$—	$10,960	$11,272
Troubled restructured debt, accruing	—	—	—	—
Troubled restructured debt, non-accruing	—	—	—	—

Total	$312	$—	$10,960	$11,272

Total impaired loans:
Non-accruing	312	17,312	34,846	52,470
Troubled restructured debt, accruing	—	—	—	—
Troubled restructured debt, non-accruing	—	—	1,308	1,308

Total	$312	$17,312	$36,154	$53,778

Unpaid principal in total impaired loans	2,581	27,254	46,154	75,989

Average impaired loan balances	8,749	19,878	22,584	51,211

Interest income on impaired loans recognized on a cash basis	280	896	73	1,249

	2020
(in thousands)	Healthcare	Real estate	Middle market & other	Total
Impaired loans with a specific allowance:
Non-accruing	$25,115	$30,751	$3,596	$59,462
Troubled restructured debt, accruing	—	—	—	—
Troubled restructured debt, non-accruing	—	1,881	2,225	4,106

Total	25,115	32,632	5,821	63,568

Specific allowance	$3,542	$9,002	$3,692	$16,236

Impaired loans without a specific allowance:
Non-accruing	$19,423	$—	$—	$19,423
Troubled restructured debt, accruing	—	—	374	374
Troubled restructured debt, non-accruing	—	—	—	—

Total	$19,423	$—	$374	$19,797

Total impaired loans:
Non-accruing	$44,538	$30,751	$3,596	$78,885
Troubled restructured debt, accruing	—	—	374	374
Troubled restructured debt, non-accruing	—	1,881	2,225	4,106

Total	$44,538	$32,632	$6,195	$83,365

Unpaid principal in total impaired loans	73,845	32,632	7,727	114,204

Average impaired loan balances	52,997	19,542	14,926	87,465

Interest income on impaired loans recognized on a cash basis	1,514	82	35	1,631

At December 31, 2021 and 2020, troubled debt restructured loans amounted to $1,308 and $4,480, respectively, and had an allowance of $0 and $3,716, respectively. BLLC does not have significant concentration with any individual customer. Troubled debt restructured loans are typically the result of interest rate adjustments, term extensions, or other covenant adjustments.

5. Equipment and Software

Equipment and software at December 31 included the following:

(Dollars in thousands)	2021	2020
Leasehold improvements	$26,219	$26,092
Software	62,610	69,269
Furniture and equipment	6,676	6,684

Total gross carrying value	95,505	102,045

Accumulated depreciation and amortization	(53,980)	(51,588)

Total equipment and software	$41,525	$50,457

For the years ended December 31, 2021 and 2020, depreciation in occupancy and equipment expenses in the consolidated statements of net income was $12,250 and $14,016, respectively.

6. Deposits

Included in interest-bearing deposits are savings, certain demand, money market, call and checking plus accounts which totaled $2,207,219 and $2,121,115 at December 31, 2021 and 2020, respectively. Non-FDIC insured time deposits, with third parties (in excess of $250 per depositor), were $133,390 and $203,053 at December 31, 2021 and 2020, respectively.

At December 31, 2021, the scheduled maturities of interest-bearing time deposits were as follows:

(Dollars in thousands) Year ending	As of December 31
2022	$284,528
2023	83,557
2024 and thereafter	274

Total	$368,359

7. Other Borrowings

BLLC has other borrowings (advances) from the FHLB totaling $103,794 and $177,035 as of December 31, 2021 and 2020 respectively. Borrowings maturing in excess of one year were $24,035 and $124,035 as of December 31, 2021 and 2020, respectively. Borrowings maturing within of one year were $79,759 and $53,000 as of December 31, 2021 and 2020, respectively. In accordance with the Advances, Collateral Pledge and Security Agreement with the FHLB, BLLC maintained the requisite qualifying collateral with the FHLB, as defined by the FHLB, to secure such advances.

8. Regulatory Capital

BLLC and BLUSA are subject to various regulatory capital requirements administered by the Federal and state banking authorities. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on BLLC’s consolidated financial statements. Under capital adequacy guidelines, and the regulatory framework, BLLC and BLUSA must meet specific capital guidelines that involve quantitative measures of BLLC’s and BLUSA’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.

BLLC’s and BLUSA’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require BLLC and BLUSA to maintain minimum amounts and ratios (set forth in the table below) of Total Capital, Tier 1 Capital and Common Equity Tier 1 (“CET1”) to risk-weighted assets. BLLC’s and BLUSA’s actual capital amounts and ratios are as follows:

	Actual		Minimum ratio for capital adequacy purposes		Well capitalized minimum ratio
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2021 (Basel III):
Total Capital Ratio
BLLC	$988,922	14.44%	$547,879	>8%	$684,849	>10%
BLUSA	988,170	14.43%	547,803	>8%	684,753	>10%
Tier 1 Capital Ratio
BLLC	918,061	13.41%	410,766	>6%	410,766	>6%
BLUSA	917,310	13.40%	410,852	>6%	547,803	>8%
CET 1 Ratio
BLLC	917,485	13.40%	308,111	>4.5%	N/A	N/A
BLUSA	917,310	13.40%	308,139	>4.5%	445,090	>6.5%
As of December 31, 2020 (Basel III):
Total Capital Ratio
BLLC	$912,517	15.14%	$482,225	>8%	$602,781	>10%
BLUSA	908,590	15.07%	482,244	>8%	602,805	>10%
Tier 1 Capital Ratio
BLLC	837,112	13.89%	361,683	>6%	361,669	>6%
BLUSA	833,182	13.82%	361,683	>6%	482,244	>8%
CET 1 Ratio
BLLC	836,573	13.88%	271,252	>4.5%	N/A	N/A
BLUSA	833,182	13.82%	271,262	>4.5%	391,823	>6.5%

9. Income Taxes

For 2021 and 2020, the difference between BLLC’s statutory tax rate and effective tax rate primarily relates to state and local income taxes net of the federal tax benefit, tax-exempt interest income, non-taxable income on bank-owned life insurance contracts, low-income housing investment and certain non-deductible expenses. BLLC applies the individual security approach for releasing tax effects from AOCI regarding available for sale securities and others.

The components of income tax expenses are as follows:

(Dollars in thousands)	2021	2020
Current tax expense:
Federal	$18,548	$16,434
State and local	8,543	7,863

Total current tax expense	27,091	24,297

Deferred tax (benefit) expense:
Federal	(1,002)	(5,279)
State and local	351	(2,618)

Total deferred tax (benefit) expense	(651)	(7,897)

Total income tax expense	$26,440	$16,400

Deferred Income Taxes

The following represents BLLC’s deferred tax assets and liability as of December 31, 2021 and 2020:

Dollars in thousands	2021	2020
Deferred tax assets:
Allowance for loan losses	$19,398	$22,286
Accrued compensation	10,701	9,510
Accrued pension and post-retirement benefit	3,529	4,592
Deferred rent	4,402	4,590
Net deferred loan fees	3,305	2,467
Net unrealized loss on securities	3,345	—
Other	5,850	5,939

Total deferred tax assets	50,530	49,384

Deferred tax liabilities:
Bank premises and equipment	(5,257)	(7,274)
Net unrealized gain on securities	—	(11,572)
Other	(6,377)	(6,147)

Total deferred tax liabilities	(11,634)	(24,993)

Net deferred tax assets	$38,896	$24,391

BLLC did not record a valuation allowance for deferred tax assets as of December 31, 2021 and 2020. In assessing a valuation allowance for deferred tax assets, BLLC considers whether it is more likely than not that a portion, or all, of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. As of December 31, 2021, BLLC believes it is more likely than not that the Company will fully realize its deferred tax assets.

Unrecognized Tax Benefits and Examinations

BLLC recognizes tax positions in the consolidated financial statements only when it is more likely than not to be sustained upon examination by the relevant taxing authority based on its technical merits. The position is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements.

At December 31, 2021 and 2020, BLLC had no ASC 740-10 unrecognized tax benefits. BLLC does not expect the total amount of unrecognized tax benefits to significantly increase within the next twelve months.

BLLC, and hence BLUSA are currently under audit by the State of New York and New York City for 2015 through 2017. The standard three-year statute of limitations remains in effect for returns filed in the Federal, New York State, New York City, California, Illinois, New Jersey and Florida jurisdictions. Accordingly, all years subsequent to and including 2018 remain open to examination.

10. Lease Commitments

The future minimum lease commitments for banking premises under operating leases as of December 31, 2021 were as follows:

(Dollars in thousands) Year	2021
2022	$8,698
2023	8,905
2024	8,878
2025	8,833
2026 and thereafter	69,391

Total	$104,705

The above commitments include scheduled rent escalations. Certain leases are subject to additional escalation based on future changes in the consumer price index and specific expenses of the lessor.

The aggregate rental expense, net of sublease rentals, for the years ended December 31, 2021 and 2020 was $9,231 and $9,077, respectively, and is included under occupancy expenses in the consolidated statements of net income.

11. Related-Party Transactions

BLLC transacts business with the Parent and its affiliates while conducting its commercial banking and brokerage activities.

Commercial Banking Transactions

Included in the consolidated financial statements are the following amounts with the Parent and its affiliates, as of and for the years ended December 31:

(Dollars in thousands)	2021	2020
Cash and due from banks	$27,594	$13,550
Deposits	10,594	25,244

Other Related Party Transactions:

During the course of normal commercial lending activities, BLLC is the lead bank for certain loans of which BLITA is a participant. BLITA’s portion was $639 million and $601 million as of December 31, 2021 and December 31, 2020, respectively. In accordance with U.S. GAAP, BLITA’s portion of the loans and the related income is not recorded in our consolidated financial statements.

During the course of standard banking activities, BLLC custodies debt securities positions for BLITA. These debt securities are not recorded on BLLC’s consolidated financial statements.

Ordinary Banking Relationships

Certain of BLLC’s and / or BLUSA’s officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, BLLC in the ordinary course of business. These transactions include deposits, loans, letters of credit, foreign exchange and interest rate swaps. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us and do not involve more than normal risk of collectability or present other features unfavorable to us. Further, as of December 31, 2021 and as of December 31, 2020, there were certain loans outstanding to related party interests via the SBA PPP. As of the date of these financials, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. BLLC expects to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Ordinary Expense Reimbursement

Certain of BLLC’s or BLUSA’s officers and directors incur reasonable business expenses directly related to their respective responsibilities. BLLC will reimburse related parties for costs incurred for qualifying transactions.

12. Employee Benefit Plans

BLLC participates in a defined benefit plan and defined contribution plan covering substantially all of its U.S. employees. The defined benefit plan was frozen in prior years, and at that time, all future benefit accruals ceased. The following tables provide a reconciliation of the changes in the Plans’ benefit obligations, funded status and fair value of assets for the plan participants, over the two-year period ended December 31:

(Dollars in thousands)	Pension benefits		Other benefits
As of December 31	2021	2020	2021	2020
Reconciliation of benefit obligations:
Obligation as of January 1	$59,171	$54,339	$11,044	$11,672
Service Cost	—	—	3	8
Interest Cost	1,564	1,750	241	351
Settlements	(2,989)	(2,477)	—	—
Actuarial loss/(gain)	(933)	6,837	(1,291)	(185)
Benefit payments	(1,432)	(1,278)	(844)	(802)

Total obligation	$55,381	$59,171	$9,153	$11,044

Reconciliation of fair value of plan
Fair value of plan assets as of January 1	$58,360	$54,140	$—	$—
Actual return on plan assets	5,350	7,975	—	—
Settlements	(2,989)	(2,477)	—	—
Employer contributions	—	—	844	802
Benefit payments	(1,432)	(1,278)	(844)	(802)

Total fair value of plan assets	$59,289	$58,360	$—	$—

Funded status	$3,908	$(811)	$(9,153)	$(11,044)

	Pension benefits		Other benefits
Assumptions used to determine benefit obligations	2021	2020	2021	2020
Discount rate	2.90%	2.60%	2.85%	2.50%
Rate of compensation increase	N/A	N/A	N/A	N/A
Health care cost trend rates:
Current year’s rate (<65/65+)	N/A	N/A	6.00%	6.25%
Ultimate rate	N/A	N/A	4.50%	4.50%
Year ultimate rate is reached	N/A	N/A	2028	2028

N/A—not applicable

The amount of expected benefit payments of the defined benefit plan as of December 31, 2021 are as follows:

(Dollars in thousands) As of December 31	Pension benefits	Other benefits
2022	$2,750	$785
2023	2,976	702
2024	2,901	578
2025	2,637	481
2026	3,041	440
2027-2031	14,087	2,039

Total	$28,392	$5,025

The following table provides the components of net periodic benefit cost for the Plans for the years ended December 31:

(Dollars in thousands)	Pension benefits		Other benefits
As of December 31	2021	2020	2021	2020
Service cost	$—	$—	$3	$8
Interest cost	1,564	1,750	241	351
Expected return on plan assets	(3,995)	(3,685)	—	—
Amortization of prior service cost	—	—	—	—
Amortization of net gain (loss)	390	445	(1,196)	(1,676)
Settlement	793	903	—	—

Net periodic (benefit)/cost	$(1,248)	$(587)	$(952)	$(1,317)

BLLC’s unrecognized loss included in accumulated other comprehensive loss for the Plans was $12,743 and $16,307 at December 31, 2021 and 2020, respectively. Management’s estimated return on assets for Pension valuation purposes was 7% for both December 31, 2021 and December 31, 2020.

Average asset allocations of the defined benefit pension plan at December 31, 2021 and 2020, by asset category, are as follows:

(Dollars in thousands)	2021		2020
As of December 31	Fair value	Percentage	Fair value	Percentage
Money market and temporary investment fund	$1,262	2%	$116	—%
Mutual funds:
Stock funds	25,505	43%	28,055	48%
Bond funds	32,522	55%	30,189	52%

Total	$59,289	100%	$58,360	100%

The securities in the above table are classified Level 1 for fair valuation hierarchy purposes.

BLLC adopted the mortality table released by the Society of Actuaries (“SOA”) for the annuity portion of the benefit based on the PRI-2012 mortality table with the MP-2021 and MP-2020 mortality projection tables, respectively, without any further adjustments (including any collar adjustments).

BLLC also participates in a defined contribution plan, the Sheltered Savings Plan, which covers substantially all permanent employees who work at least 1,000 hours per year. Participants may elect to contribute up to 50% of their base salary, up to a maximum of $19.5, subject to Internal Revenue Service limitations. BLLC contributed $3,693 and $3,311 to the Sheltered Savings Plan in 2021 and 2020, respectively.

13. Derivatives

BLLC enters into various derivative contracts on behalf of its clients and for economic hedging purposes. These positions primarily include interest rate products, foreign currency options and foreign currency contracts. The changes in fair value of these derivatives are included in other non-interest income in the consolidated statements of net income except, as discussed below, the effective portion of changes in fair value related to cash flow hedges.

At December 31, 2021 and 2020, the fair value of derivatives included in other assets and liabilities in the consolidated statements of financial condition is as follows:

	2021		2020
	Fair value		Fair value
(Dollars in thousands)	Assets	Liabilities	Assets	Liabilities
Foreign exchange forward contracts sold	$833	$3,780	$216	$3,972
Foreign exchange forward contracts purchased	3,876	994	3,563	217
Currency options	—	—	30	30
Interest rate swaps & interest rate options	15,936	17,334	43,352	34,478

Total fair value of derivatives	$20,645	$22,108	$47,161	$38,697

The maximum loss under derivatives that would be recognized at the reporting date, if the counterparties failed completely to perform as contracted, is the fair value. Management monitors and controls the related risk exposure.

Cash Flow Hedges of Interest Rate Risk

BLLC’s objective in using interest rates derivatives are to add stability to net interest income and to manage the exposure to interest rate movements. To accomplish this objective, BLLC primarily uses interest rate swaps, as well as, interest rate options as a part of its interest rate management strategy. Interest rate options designated as a cash flow hedge involve the receipt of fixed rate-amounts subject to the contractual cap or floor from a counterparty in exchange for the Company making variable-rate payments. As of December 31, 2021 and December 31, 2020, the Company had 5 interest rate options, with an aggregate notional amount of $400 million that were designated as cash flow hedges of interest rate risk associated with BLLC’s variable-rate assets. The contractual maturities of these instruments vary with the last one maturing in December 2024.

In addition to the hedges disclosed above, during the year ended December 31, 2021, BLLC entered into additional hedging interest rate swaps, hedging a pool of loans. As of the year ended December 31, 2021, BLLC had 2 loan hedge interest rate swaps, with an aggregate notional amount of $100 million, which were designated as cash flow hedges of interest rate risk associated with BLLC’s loan portfolio. The contractual maturity date of these instruments vary with the last one maturing in February 2031.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in Accumulated Other Comprehensive (Loss) Income (“AOCI”) and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the changes in fair values of the derivatives is recognized directly in earnings. During the years ended December 31, 2021 and 2020, BLLC did not recognize any gains or losses for hedge ineffectiveness.

Amounts reported in AOCI related to derivatives may be reclassified to interest income, as applicable, as interest payments are received on the Company’s variable rate assets. During the year ended December 31, 2021, BLLC recognized $5,226 of interest income associated to cash flow hedges. During the year ended December 31, 2020, the Company recognized $2,487 of interest income associated to cash flow hedges.

14. Commitments and Contingencies

Off-Balance Sheet Commitments

BLLC utilizes various lending related financial instruments to meet the financing needs of its customers. BLLC issues commitments to extend credit, standby letters of credit, and commercial letters of credit. BLLC’s exposure to credit loss in the event of nonperformance by the counterparty to the instruments is represented by the contractual amounts of these instruments. The aforementioned commitments and obligations are subject to the same credit policies as on-balance sheet instruments. To provide for risk of losses inherent in the credit extension process, BLLC determines specific and expected loss components for its off-balance sheet products. Reserves allocated to off-balance sheet credit risk were $757 and $543 as of December 31, 2021 and 2020, respectively, and are included in other liabilities in the consolidated statements of financial condition.

BLLC’s commitment exposure as of December 31, 2021 and 2020, is as follows:

	Contract amount
(Dollars in thousands)	2021	2020
Commitments to extend credit	$1,207,451	$902,489
Standby letters of credit	238,993	191,583
Commercial letters of credit	60,512	48,281

Total commitments	$1,506,956	$1,142,353

The maximum potential amount of future payment under these standby letters of credit guarantees at December 31, 2021, is as follows:

(Dollars in thousands)	Within one year	From one year to three years	From three years to five years	Over five years	Total
Standby letters of credit	$57,185	$1,066	$180,742	$—	$238,993

Other

BLLC is subject to certain legal actions which arise during the normal course of business. Management believes that the resolution of any litigation or investigation will not have a material adverse effect on the consolidated financial condition or results of operations of BLLC.

15. Concentration of Credit Risk

Credit risk represents the maximum accounting loss that would be recognized at the reporting date if a borrower failed to perform as contracted and any collateral or security provided proved to be of no value. Concentration of credit risk arises when a number of customers are engaged in similar business activities in the same geographic region, or when they have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by a change in economic conditions.

BLLC manages its on-balance sheet and off-balance sheet financial instruments portfolio by establishing and monitoring various limits and sub-limits. A substantial portion of BLLC’s lending operation is concentrated in the greater New York City area, and particularly the real estate loan class. BLLC does not have any other significant concentrations except for the U.S. Treasury and its agencies. For further information regarding on- and off-balance sheet credit concentrations by major product or segments, see Notes 2, 3, 13 and 14 to the consolidated financial statements.

16. Fair Value of Financial Instruments

The following is a description of BLLC’s valuation methodologies for assets and liabilities measured at fair value:

Available-for-sale Debt Securities

BLLC’s debt securities portfolio is priced via an independent pricing service. The fair values are generally based on or derived from bid or mid prices. Level 1 securities include U.S. Treasury securities. Fair values of securities classified within Level 2 are derived using pricing models, which utilize marked based, or independently sourced market parameters, such as interest rate yield curves, time value, volatility factors, issuer spreads and quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments include collateralized mortgage obligations, commercial mortgage-backed securities (“MBS”), MBS pass-throughs, debt issued by U.S. Government Federal agencies, and corporate debt. Securities whose value is determined using pricing models based on inputs that are unobservable and significant to the fair value measurement, as well as instruments for which the determination of fair value requires significant management judgement or estimation, are classified within Level 3.

Derivative Instruments

Derivative instruments are valued using an independent valuation system and dealer or broker quotes that use as their basis readily observable market parameters and are classified within Level 2 of the valuation hierarchy. Such derivatives include basic interest rate swaps, forwards, and options.

Fair Value Hierarchy

The following table presents the financial instruments carried at fair value on a recurring basis as of December 31, by level, in the fair value hierarchy:

	2021
(Dollars in thousands)	Total carrying value	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Available-for-sale securities:
Mortgage related
Agency-backed	$409,397	$—	$409,397	$—
Private label	15,773	—	15,773	—
Other securities
U.S. government treasuries	324,932	324,932	—	—
U.S. federal agencies	72,110	—	72,110	—
Foreign governments	26,432	—	26,432	—
State and municipal	165,352	—	165,352	—
Corporate and bank	81,965	—	81,965	—

Total available-for-sale securities	$1,095,961	$324,932	$771,029	$—

Derivative assets	20,646	—	20,646	—
Other equity securities	6,543	—	6,543	—

Total assets	$1,123,150	$324,932	$798,218	$—

Liabilities:
Derivative liabilities	22,108	—	22,108	—

Total liabilities	$22,108	$—	$22,108	$—

	2020
(Dollars in thousands)	Total carrying value	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Available-for-sale securities:
Mortgage related
Agency-backed	$506,498	$—	$506,498	$—
Private labels	31,772	—	31,772	—
Other securities
U.S. government treasuries	86,197	86,197	—	—
U.S. federal agencies	130,439	—	130,439	—
Foreign governments	88,949	—	88,949	—
State and municipal	254,080	—	254,080	—
Corporate and bank	27,692	—	27,692	—

Total available-for-sale securities	$1,125,627	$86,197	$1,039,430	$—

Derivative assets	47,161	—	47,161	—
Other equity securities	6,130	—	6,130	—

Total assets	$1,178,918	$86,197	$1,092,721	$—

Liabilities:
Derivative liabilities	38,696	—	38,696	—

Total liabilities	$38,696	$—	$38,696	$—

The carrying values and estimated fair values of financial instruments not recorded at fair value on a recurring basis as of December 31 are as follows:

	2021		2020
(Dollars in thousands)	Carrying value	Estimated fair value	Carrying value	Estimated fair value
Financial assets:
Held-to-maturity portfolio	$538,645	$542,172	$287,638	$305,597
Loans, net	5,738,703	5,753,278	5,337,425	5,345,521

Total non-fair value financial assets	$6,277,348	$6,295,450	$5,625,063	$5,651,118

Financial liabilities:
Time deposits	368,359	368,563	623,301	626,712
Other borrowings	103,794	104,653	177,035	180,179

Total non-fair value financial liabilities	$472,153	$473,216	$800,336	$806,891

Financial assets for which fair value approximates book value include cash and due from banks, federal funds sold, FHLB equity securities, receivables and customers’ obligation for acceptances.

Financial liabilities for which fair value approximates book value include money market and savings deposits, interest payable, accrued expenses and acceptances outstanding.

17. Stock Based Compensation

For the years ended December 31, 2021 and 2020, BLLC recorded share-based compensation and related tax benefits as follows:

	Year ended December 31
(Dollars in thousands)	2021	2020
Share-based compensation expense	$990	$992
Income tax (benefit) related to share-based compensation expense	$(274)	$(280)

As of December 31, 2021, unrecognized share-based compensation expense was as follows:

(Dollars in thousands)	Unrecognized expense	Weighted average Expected recognition
Stock options	$635	0.64

During 2020, BLLC & BLLC paid a special dividend. As a result, BLLC & BLLC’s board of directors approved a reduction in exercise price to $35.78 per share. The incremental compensation cost as a result of the modification was not material.

There were no stock options that were vested, exercised, forfeited, expired, or cancelled during the year ended December 31, 2021.

The fair values of share-based awards for employee stock options were estimated using the Black-Sholes option pricing model. The following is a summary of our employee stock options:

Employee share-based awards
Expected life–in years	5.5
Volatility	14.9%
Risk-Free Rate	2.7%
Dividend yield	2.0%

The stock options will vest during the year ending December 31, 2022. The expected life is based on the simplified method as described in Staff Accounting Bulletin Topic 14.D.2.

As BLLC and the Parent are not publicly traded entities, the expected volatility assumption has been developed using the historical stock price volatility and implied volatility of a peer group of publicly traded companies.

18. Subsequent Events

BLLC has evaluated whether events or transaction have occurred after December 31, 2021, that would require recognition or disclosure in these consolidated financial statements through March 1, 2022, the date of issuance of these consolidated financial statements.

Management has determined that there were no other subsequent events that require adjustment to, or disclosure in, the consolidated financial statements other than those items already disclosed.